UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2012

JTH HOLDING, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                                                Entry into a Material Definitive Agreement

On December 19, 2012, JTH Holding, Inc. (the “Company”) and its subsidiaries entered into a Waiver and Amendment to Revolving Credit and Term Loan Agreement with and among the lenders party thereto and SunTrust Bank, as administrative agent (the “Waiver and Amendment”).  The Waiver and Amendment relates to, and was entered into pursuant to, that certain Revolving Credit and Term Loan Agreement, dated as of April 30, 2012, with and among the lenders party thereto and SunTrust Bank, as administrative agent (the “Credit Agreement”).  The purpose of the Waiver and Amendment was to provide for a waiver of certain terms of the Credit Agreement applicable to the acquisition of real property.

Item 9.01.                     Financial Statements and Exhibits

(d)                Exhibits

Exhibit Number	Description
10.1	Waiver and Amendment to Revolving Credit and Term Loan Agreement dated as of December 19, 2012 among JTH Holding, Inc. and SunTrust Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JTH HOLDING, INC.

Date: December 26, 2012	By:	/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1                                                      Waiver and Amendment to Revolving Credit and Term Loan Agreement dated as of December 19, 2012 among JTH Holding, Inc. and SunTrust Bank.